Filed pursuant to Rule 424(b)(3)
Registration No. 333-175038

PROSPECTUS SUPPLEMENT
(to prospectus dated June 29, 2011)

$5,000,000

Common Stock

On July 11, 2011, we entered into an equity purchase agreement with Southridge Partners II, LP, or Southridge, pursuant to which we may from time to time sell to Southridge shares of our common stock for aggregate gross proceeds of up to $5,000,000; however, we have no obligation to sell any shares pursuant to the terms of the equity purchase agreement. Any shares of our common stock sold under the equity purchase agreement will be covered by a prospectus supplement specifying, among other things, the number of shares sold and the price per share.

Southridge may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), and any profits on the sales of shares of our common stock by Southridge and any discounts, commissions or concessions received by Southridge may be deemed to be underwriting discounts and commissions under the Securities Act.  The common stock to be issued to Southridge pursuant to the terms of the equity purchase agreement will be purchased at a 6.0% discount to the average of the two lowest closing bid prices on the Over-the-Counter Bulletin Board, as reported by Bloomberg Finance L.P., during the five trading days following the written request of the Company to exercise its option to sell shares of its common stock to Southridge.   For additional information on the methods of sale that may be used by Southridge, see the section of this prospectus supplement entitled “Plan of Distribution” beginning on page S-6.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “ECPN.OB.” On July 8, 2011, the last sales price for our common stock as reported on the OTC Bulletin Board was $0.84 per share.  We urge prospective purchasers of our common stock to obtain current information about the market prices of our common stock.

You should carefully read and consider the risk factors contained in or incorporated by reference in this prospectus supplement, including, without limitation, those referred to under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, referenced on page 3 of the accompanying prospectus and beginning on page 11 of our Annual Report on Form 10-K for the fiscal year ended September 30, 2010 filed with Securities and Exchange Commission on January 13, 2011.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated July 11, 2011.

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

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ABOUT THIS PROSPECTUS SUPPLEMENT

On June 21, 2011, we filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-175038) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective by the SEC on June 29, 2011. Under this shelf registration process, we may, from time to time, sell up to $5,000,000 of debt securities, preferred stock, common stock and/or warrants to purchase common stock and preferred stock, of which this offering is a part.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and adds, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering of common stock. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference, include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Industry and market data used throughout this prospectus and the documents incorporated by reference herein are based on independent industry publications, reports by market research firms and other published, independent sources. Some data is also based on our good faith estimates, which are derived from our review of internal surveys and independent sources. Although we believe these sources are reliable, we have not independently verified the information from these third-party sources and cannot guarantee their accuracy or completeness.

All references in this prospectus supplement and the accompanying prospectus to “El Capitan Precious Metals,” “El Capitan,” “ECPN,” the “Company,” “we,” “us,” “our,” or similar references refer El Capitan Precious Metals, Inc. and our consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

FORWARD-LOOKING STATEMENTS

The information in this prospectus supplement contains forward-looking statements. All statements other than statements of historical fact made in this prospectus supplement are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. These forward-looking statements can be identified by the use of words such as “believes,” “estimates,” “could,” “possibly,” “probably,” “anticipates,” “projects,” “expects,” “may,” “will,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Our actual results may differ significantly from management’s expectations. Some factors that might cause or contribute to such discrepancy include those factors referred to under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, those factors referred to in the section entitled “Risk Factors” on page 3 of the accompanying prospectus, and those risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section and our consolidated financial statements and the related notes and the other documents that we have filed with the SEC and are incorporated by reference in this prospectus supplement or the accompanying prospectus, before making an investment decision.

Our Company

El Capitan Precious Metals, Inc. (“ECPN” or the “Company”) is a precious minerals company based in Scottsdale, Arizona. We are an exploration stage company that has owned interests in several properties located in the southwestern United States in the past. We are principally engaged in the exploration of precious metals and other minerals. Our primary asset is a 100% equity interest in El Capitan, Ltd., an Arizona corporation (“ECL”), which holds an interest in the El Capitan property located near Capitan, New Mexico. There is no assurance that a commercially viable mineral deposit exists on any of our properties. Additional exploration will be required before a final evaluation can be made as to the economic and legal feasibility of any particular property. To date, we have not had any revenue producing operations.

 We are concentrating on the exploration of the El Capitan property. After completing further testing to determine the existence and concentration of commercially extractable precious metals or other minerals at this property site, and if the results of such testing are positive, we anticipate formalizing plans for the development of the property by either selling to or joint venturing with a producing mining company.

We were incorporated in Nevada in December 2000 under the name DML Services, Inc. (“DML”). At that time, the Company was engaged in the business of providing catering and food services, operating under the name “Go Espresso.” On March 17, 2003, we ceased operating our catering and food services business and sold substantially all of our assets to our executive officers and directors at that time, in exchange for $50,000 and the return of certain shares of our capital stock. On March 18, 2003, the Company acquired all of the issued and outstanding securities of El Capital Precious Metals, Inc., a Delaware corporation (“Old El Capitan”). The transaction was accounted for as a reverse acquisition. In the transaction, the shareholders of Old El Capitan received 39,000,000 shares of our common stock (reflecting adjustments for a four-to-one stock split effective November 25, 2002 and a 200% stock dividend effective July 30, 2004), representing approximately 85% of our common stock outstanding immediately after such transaction. After the transaction, Gold and Minerals Co., Inc., a Nevada corporation (“G&M”) then held 66.1% of our common stock outstanding.

Upon the effectiveness of the transaction, DML changed its corporate name to “El Capitan Precious Metals, Inc.” Through the transaction, we acquired a 40% ownership interest in El Capitan, Ltd., which owns the El Capitan property. The remaining 60% ownership interest in ECL is held by G&M. G&M recently became a wholly owned subsidiary of the Company. On June 28, 2010, the Company and G&M entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MergerCo, a Nevada corporation and wholly owned subsidiary of ECPN. Pursuant to the Merger Agreement, MergerCo merged with and into G&M, and G&M continues as the surviving corporation and a wholly owned subsidiary of the Company. As a result of the Merger Agreement, the holders of G&M capital stock received ECPN common stock in exchange for their shares of G&M capital stock.  G&M stockholders received an aggregate of 148,127,043 shares of ECPN common stock in exchange for all of the outstanding shares of G&M capital stock held immediately prior to the effectiveness of the Merger.  Each share of G&M common and preferred stock received 1.414156 shares, as rounded to the nearest six (6) decimal places, of ECPN common stock upon completion of the Merger.   G&M stockholders did not receive fractional shares of ECPN common stock, but instead received one whole share of ECPN common stock after the aggregation of all of such G&M stockholder’s shares were converted.  A further description of the merger transaction is set forth in the Company’s Current Report on Form 8-K filed with the SEC on January 26, 2011.

Our principal office is located at 15225 N. 49th Street, Scottsdale, Arizona 85254. Our telephone number is (602) 595-4997 and our internet address is www.elcapitanpmi.com. Our securities trade at the Over-the-Counter Bulletin Board under the symbol “ECPN.OB”

The Offering

Common stock offered by us
Shares of common stock with aggregate gross sale proceeds of up to $5 million. Subject to the applicable limitations, we may require Southridge to purchase such shares from time to time by delivery of a put notice to Southridge specifying the total purchase price for the shares to be purchased. The purchase price per share will be equal to 94.0% of the Market Price, which is defined as the average of the two lowest closing bid prices of our common stock, as reported by Bloomberg Finance L.P. during the five trading days following delivery of the applicable put notice.

Further information regarding the number of shares to be issued to Southridge, and the purchase price for such shares, will be disclosed in supplements to this prospectus to be filed in connection with the issuance of such shares.

Use of Proceeds
The proceeds from this offering will vary depending on the number of shares that we offer and the applicable offering price per share.  We estimate that our net maximum proceeds, after discounts and offering expenses, will be up to approximately $4.95 million. We have no obligation to sell any shares pursuant to the equity purchase agreement. To the extent that we sell fewer than all of the shares offered by this prospectus supplement, our net offering proceeds will be less.

We intend to use the net proceeds received for general corporate purposes. See “Use of Proceeds” on page S-5.

Risk factors
For a discussion of the factors you should consider carefully before investing in our common stock, see the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement, referenced on page 3 of the accompanying prospectus and beginning on page 11 of our Annual Report on Form 10-K for the fiscal year ended September 30, 2010 filed with SEC on January 13, 2011.

Over-the-Counter Bulleting Board Symbol	Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “ECPN.OB.”
S-3

RISK FACTORS

The purchase of shares of the Company’s common stock is very speculative and involves a very high degree of risk. An investment in the Company is suitable only for the persons who can afford the loss of their entire investment. Accordingly, investors should carefully consider the following risk factors, as well as those referenced in the accompanying prospectus on page 3 that address the general risks associated with our company and our business, together with the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, in making an investment decision with respect to securities of the Company.

Risks Related to the Equity Purchase Agreement

Southridge will pay less than the then-prevailing market price for our common stock under the equity purchase agreement at the time of issuance of the shares.

The common stock to be issued to Southridge pursuant to the terms of the equity purchase agreement will be purchased at a 6.0% discount to the average of the two lowest closing bid prices on the Over-the-Counter Bulletin Board, as reported by Bloomberg Finance L.P., during the five trading days following the written request of the Company to exercise its option to sell shares of its common stock to Southridge.  Southridge will have the ability to sell the shares of our common stock issuable under the equity purchase agreement either in advance of or upon receiving such shares and to realize the profit equal to the difference between the discounted price and the current market price of the shares.

We may not be able to access sufficient funds under the equity purchase agreement when needed.

Our ability to put shares to Southridge and obtain funds under the equity purchase agreement is limited by terms and conditions set forth in such agreement and applicable market regulations.  The terms of the equity purchase agreement restrict the amount of shares we may sell to Southridge at any one time, which is determined by, among other things, the trading volume of our common stock. Accordingly, the equity purchase agreement may not be available to satisfy all of our funding needs from time to time during the term of the equity purchase agreement.

The sale of our common stock in this offering and any future sales of our common stock may depress our stock price.

If we elect to sell shares to Southridge under the equity purchase agreement, any such sales will have a dilutive impact on our existing stockholders.  Southridge may resell some or all of the shares we issue to it pursuant to terms of the equity purchase agreement and such sales could cause the market price of our common stock to decline.

Risks Relating to our Common Stock

A significant number of shares of our common stock may become available for sale, which could depress the price of our common stock.

Future sales of a substantial number of shares of our common stock in the public market could adversely affect the market price for our common stock and make it more difficult for shareholders to sell our common stock at times and prices that they believe are appropriate. As of July 11, 2011, we had issued and outstanding 244,763,691 shares of common stock, including 2,450,000 shares issuable upon the exercise of outstanding options.

We may raise additional capital to fund our operations. The manner in which we raise any additional funds may affect the value of your investment in our common stock.

Although we have no current expectation to pursue financings beyond those contemplated by the equity purchase agreement, we may be required to do so if our circumstances change or opportunities requiring expenditures in excess of the proceeds available under the equity purchase agreement present themselves. Other than pursuant to the equity purchase agreement with Southridge, we have no current committed sources of additional capital. We do not know whether additional financing will be available on terms favorable or acceptable to us when needed, if at all. To the extent that we raise additional capital by issuing equity securities, our stockholders may experience dilution. In addition, we may grant future investors rights superior to those of our existing stockholders. If we raise additional funds by incurring debt, we could incur significant interest expense and become subject to covenants in the related transaction documentation that could affect the manner in which we conduct our business. If adequate additional capital is not available when required, we may be forced to reduce or eliminate our development and exploration activities or forego business opportunities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus that are forward-looking in nature are based on the current expectations, beliefs, plans, objectives, assumptions or future events or performance of our management. When used in this prospectus supplement and the accompanying prospectus, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to us or our management, may identify forward-looking statements. These statements reflect our judgment as of the date of this prospectus supplement and the accompanying prospectus, as applicable, with respect to future events, the outcome of which is subject to risks that may have a significant impact on our business, operating results or financial condition. You are cautioned that these forward-looking statements are inherently uncertain. These risks and uncertainties include, among others, the results of metallurgical testing performed by or on behalf of the Company, interpretation of drill results, the geology, grade and continuity of mineral deposits, results of initial feasibility, prefeasibility and feasibility studies and the possibility that future exploration, will not be consistent with past results and/or the Company’s expectations, discrepancies between different types of testing methods, the ability potential purchasers of our properties to mine precious and other minerals on a cost effective basis, the Company’s ability to successfully complete contracts for the sale of its properties; fluctuations in world market prices for precious metals; the Company’s ability to obtain financing for continued exploratory activities on satisfactory terms; the Company’s ability to obtain necessary financing; the Company’s ability to enter into and meet all the conditions to close contracts to sell its mining properties that it chooses to list for sale, and other risks and uncertainties described in the Company’s filings from time to time with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described in this prospectus supplement and the accompanying prospectus. We undertake no obligation to update forward-looking statements. The risks identified in the sections entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus, among others, may impact forward-looking statements contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

USE OF PROCEEDS

We may receive up to $5,000,000 in proceeds from the sale of shares of common stock to Southridge pursuant to the equity purchase agreement. For each share of common stock purchased under the equity purchase agreement, Southridge will pay a purchase price equal to 94% of the average of the two lowest closing bid prices for the shares on the Over-the-Counter Bulletin Board, as reported by Bloomberg Finance L.P., during the five trading days following the put notice delivered by the Company. We anticipate that the net proceeds from our sale of securities under this prospectus supplement and the accompanying prospectus will be used for working capital and general corporate purposes.

The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our mining exploration and  precious metals recovery process research efforts, the timing and progress of any partnering efforts, technological advances and the competitive environment in which we operate. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the application of these proceeds. Pending application of the net proceeds as described above, we intend to invest the proceeds in investment grade interest bearing instruments.

PLAN OF DISTRIBUTION

Equity Purchase Agreement

On July 11, 2011, we entered into an equity purchase agreement with Southridge pursuant to which Southridge has agreed to purchase shares of our common stock from time to time for aggregate gross proceeds of up to $5,000,000. We have no obligation to sell any shares under the equity purchase agreement. Unless terminated earlier, Southridge’s obligation to purchase shares of our common stock will automatically terminate on the earlier of July 11, 2013 or the date on which aggregate purchases by Southridge under the equity purchase agreement total $5,000,000.  Any shares of our common stock that we sell under the equity purchase agreement will be covered by a prospectus supplement specifying, among other things, the number of shares sold and the price per share.  As required by the equity purchase agreement, we issued 80,000 restricted shares of our common stock to Southridge upon the July 11, 2011 execution of that agreement. The issuance of such 80,000 shares are not covered by this prospectus supplement. Instead, we relied on the exemption from federal registration under Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder for such issuance.  We will not receive any proceeds for the sale by Southridge of the restricted shares of common stock.

We may require Southridge to purchase shares of our common stock from time to time under the equity purchase agreement by delivering a put notice to Southridge specifying the total purchase price for the shares to be purchased (the “Investment Amount”). The Company may determine the Investment Amount, provided that such amount may not be more than the lesser of (a) $500,000, or (b) 250% of the average daily trading dollar volume of our common stock for the 20 trading days preceding the date on which we deliver the applicable put notice.  For this purpose, the trading dollar volume for each day is determined by multiplying the closing bid price of our common stock on the Over-the-Counter Bulletin Board (or such other principal market on which our stock trades) on such date by the trading volume of our common stock on the Over-the-Counter Bulletin Board (or such other principal market on which our stock trades) on such date, each. The number of shares of common stock issuable in connection with each put notice will be computed by dividing the applicable Investment Amount by the purchase price for such common stock. Southridge will have no obligation to purchase shares under the equity purchase agreement to the extent that such purchase would cause Southridge to own more than 9.99% of our common stock.

For each share of our common stock purchased under the equity purchase agreement, Southridge will pay a purchase price equal to 94.0% of the Market Price, which is defined as the average of the two lowest closing bid prices on the Over-the-Counter Bulletin Board, as reported by Bloomberg Finance L.P., during the five trading days following delivery of the put notice (the “Valuation Period”).

Southridge may be deemed to be an “underwriter” and any broker/dealers who act in connection with the sale of the shares by Southridge may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act.

We have advised Southridge that it may be deemed to be an underwriter, and any securities brokers/dealers or others who sell our shares on behalf of Southridge that they may be deemed to be underwriters under applicable law. We have also advised Southridge that in the event of a “distribution” of our shares, Southridge, any “affiliated purchasers,” and any broker/dealer or other person who participates in such distribution is subject to Regulation M under the Securities Exchange Act of 1934 (the “Exchange Act”) until their participation in such distribution is completed. Regulation M makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A “distribution” is defined as an offering of securities “that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods.” We have also advised Southridge that Regulation M prohibits any “stabilizing bid” or “stabilizing purchase” for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with the distribution of the shares.

The shares of common stock owned, or which may be acquired by Southridge, may be offered and sold by Southridge from time to time as market conditions permit on the Over-the-Counter Bulletin Board or otherwise at prices and terms then-prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods:

▪	a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

▪	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

▪	privately negotiated transactions between sellers and purchasers without a broker/dealer;

▪	a combination of any of the aforementioned methods of sale; or

▪	any other method permitted by applicable law.

When making sales, brokers or dealers engaged by Southridge may arrange for other brokers or dealers to participate.  These brokers or dealers may receive commissions or discounts from Southridge in amounts to be negotiated.

Southridge has agreed that, during the term of the equity purchase agreement, neither Southridge nor its affiliates will engage in any short sales with respect to our common stock. Sales of our common stock to be purchased by Southridge pursuant to the terms of the equity purchase agreement following receipt of a put notice and prior to issuance of such shares, however, shall not be considered a short sale for purposes of this restriction.

The shares of common stock which may be sold to Southridge have been registered with the SEC to enable Southridge to sell the common stock in the public market. However, we have no obligation to:

▪	assist or cooperate with Southridge in the offering or disposition of shares purchased by it;

▪	obtain a commitment from an underwriter relating to any sale of shares by Southridge; or

▪	include the shares in any underwritten offering.

Below is an estimate of the expenses expected to be incurred by the Company with respect to the equity purchase agreement with Southridge.

SEC registration fee	$581
Legal fees and expenses	$20,000
Accounting fees and expenses	$2,500
Printing and engraving expenses	$0
Miscellaneous	$0
Total	$25,581

The terms of the equity purchase agreement require the Company to indemnify Southridge for any damages incurred by Southridge as a result of, among other things, the following events:

▪	Any misrepresentation, breach of representation or warranty;

▪
Any untrue statement or alleged untrue statement of material fact, or failure to include any material fact, in the Company’s registration statement to which this prospectus is a part, and each prospectus and amendments and supplements related thereto; and

▪	Any violation of the Securities Act, Exchange Act and any state securities laws, and all rules and regulations promulgated under such laws.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon by Maslon Edelman Borman & Brand, LLP, of Minneapolis, Minnesota.

EXPERTS

The financial statements of El Capitan Precious Metals, Inc. as of September 30, 2010 and 2009, and for the years then ended and for the period from July 26, 2002 (inception of exploration stage) through September 30, 2010, incorporated by reference into the registration statement of which this prospectus is a part, have been included herein in reliance on the report, dated January 13, 2011, of MaloneBailey, LLP, independent registered public accounting firm, given on authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (No. 333-175038) under the Securities Act relating to the common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are a part of that registration statement, which includes additional information not contained in this prospectus supplement or the accompanying prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.elcapitanpmi.com. Our website is not a part of this prospectus supplement. You may also read and copy any document we file with the SEC at its public reference facilities, at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1–800–SEC–0330 for further information on the operation of its public reference facilities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus supplement is not complete and you should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus supplement. Second, the information in documents that we file in the future will update and supersede the current information in, and incorporated by reference in, this prospectus supplement.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished in Current Reports on Form 8-K filed under Item 2.02 or 7.01 of such form):

▪	Annual Report on Form 10-K for the fiscal year ended September 30, 2010, filed on January 13, 2011;

▪	Quarterly Reports on Form 10-Q for the three-month period ended December 31, 2011, filed on February 11, 2011 and for the three-month period ended March 31, 2011, filed on May 16, 2011

▪	Current Reports on Form 8-K filed on January 26, 2011, February 11, 2011, March 28, 2011 and June 6, 2011;

▪	Our definitive proxy statement filed pursuant Section 14 of the Exchange Act in connection with our 2011 Annual Meeting of Stockholders filed with the SEC on April 22, 2011; and

▪
The description of our common stock set forth in the registration statement on Form SB-2/A filed with the SEC on July 19, 2001, including any amendments or reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement.   You may request a copy of this information at no cost, by writing or telephoning us at the following address or telephone number:

El Capitan Precious Metals, Inc.
Attention: Chief Financial Officer
15225 N. 49th Street
Scottsdale, Arizona 85254
Telephone: (602) 595-4997
Facsimile: (602) 595-4427

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus.  We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of this prospectus supplement.

PROSPECTUS

$5,000,000

Common Stock, Preferred Stock,

Warrants and Debt Securities

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We may offer and sell any combination of common stock, preferred stock, warrants and debt securities, with a total initial offering price of up to $5,000,000.

This prospectus provides a general description of securities we may offer and sell from time to time. Each time we sell these securities, we will provide their specific terms in a supplement to this prospectus. This prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We may offer and sell these securities, from time to time, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “ECPN.OB.” On June 17, 2011, the last sales price for our common stock as reported on the OTC Bulletin Board was $0.78 per share.  We urge prospective purchasers of our common stock to obtain current information about the market prices of our common stock.
________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  A representation to the contrary is a criminal offense.

The date of this Prospectus is June 29, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $5,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the applicable offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with the applicable prospectus supplement(s) and the documents incorporated by reference into this prospectus and such supplement(s), includes all material information relating to this offering. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. Please carefully read both this prospectus and any prospectus supplement, together with the additional information described below under “Where You Can Find More Information,” before buying securities in this offering.

 You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front cover of this document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

 This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

PROSPECTUS SUMMARY

The following is a summary of this prospectus. Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this prospectus or in the documents incorporated by reference into this prospectus or included as exhibits to the registration statement that contains this prospectus. Accordingly, you are urged to carefully review this prospectus (including all documents incorporated by reference into this prospectus) in its entirety.  All references in this prospectus to “El Capitan,” “ECPN,” “we,” “us,” “our” or the “Company” refer to El Capitan Precious Metals, Inc. and our consolidated subsidiaries.

El Capitan Precious Metals, Inc. (“ECPN” or the “Company”) is a precious minerals company based in Scottsdale, Arizona. We are an exploration stage company that has owned interests in several properties located in the southwestern United States in the past. We are principally engaged in the exploration of precious metals and other minerals. Our primary asset is a 100% equity interest in El Capitan, Ltd., an Arizona corporation (“ECL”), which holds an interest in the El Capitan property located near Capitan, New Mexico. There is no assurance that a commercially viable mineral deposit exists on any of our properties. Additional exploration will be required before a final evaluation can be made as to the economic and legal feasibility of any particular property. To date, we have not had any revenue producing operations.

 We are concentrating on the exploration of the El Capitan property. After completing further testing to determine the existence and concentration of commercially extractable precious metals or other minerals at this property site, and if the results of such testing are positive, we anticipate formalizing plans for the development of the property by either selling to or joint venturing with a producing mining company.

We were incorporated in Nevada in December 2000 under the name DML Services, Inc. (“DML”). At that time, the Company was engaged in the business of providing catering and food services, operating under the name “Go Espresso.” On March 17, 2003, we ceased operating our catering and food services business and sold substantially all of our assets to our executive officers and directors at that time, in exchange for $50,000 and the return of certain shares of our capital stock. On March 18, 2003, the Company acquired all of the issued and outstanding securities of El Capital Precious Metals, Inc., a Delaware corporation (“Old El Capitan”). The transaction was accounted for as a reverse acquisition. In the transaction, the shareholders of Old El Capitan received 39,000,000 shares of our common stock (reflecting adjustments for a four-to-one stock split effective November 25, 2002 and a 200% stock dividend effective July 30, 2004), representing approximately 85% of our common stock outstanding immediately after such transaction. After the transaction, Gold and Minerals Co., Inc., a Nevada corporation (“G&M”) then held 66.1% of our common stock outstanding.

Upon the effectiveness of the transaction, DML changed its corporate name to “El Capitan Precious Metals, Inc.” Through the transaction, we acquired a 40% ownership interest in El Capitan, Ltd., which owns the El Capitan property. The remaining 60% ownership interest in ECL is held by G&M. G&M recently became a wholly owned subsidiary of the Company. On June 28, 2010, the Company and G&M entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MergerCo, a Nevada corporation and wholly owned subsidiary of ECPN. Pursuant to the Merger Agreement, MergerCo merged with and into G&M, and G&M continues as the surviving corporation and a wholly owned subsidiary of the Company. As a result of the Merger Agreement, the holders of G&M capital stock received ECPN common stock in exchange for their shares of G&M capital stock.  G&M stockholders received an aggregate of 148,127,043 shares of ECPN common stock in exchange for all of the outstanding shares of G&M capital stock held immediately prior to the effectiveness of the Merger.  Each share of G&M common and preferred stock received 1.414156 shares, as rounded to the nearest six (6) decimal places, of ECPN common stock upon completion of the Merger.   G&M stockholders did not receive fractional shares of ECPN common stock, but instead received one whole share of ECPN common stock after the aggregation of all of such G&M stockholder’s shares were converted.  A further description of the merger transaction is set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2011.

Our principal office is located at 15225 N. 49th Street, Scottsdale, Arizona 85254. Our telephone number is (602)595-4997 and our internet address is www.elcapitanpmi.com. Our securities trade at the Over-the-Counter Bulletin Board under the symbol “ECPN.OB”

RISK FACTORS

The success of our operations is subject to numerous risks, including potential delays in or discontinuation of development of our properties and our technologies from a lack of financing, dependence on third party collaborators to conduct research and development of the properties, and adverse fluctuations in the prices of precious metals believed to be contained on the Company’s properties. Because we are an exploration stage company with a limited history of operations, we are also subject to many risks associated with early-stage companies.  For a more detailed discussion of the risks you should consider before purchasing securities of our Company, you should carefully consider the specific risks discussed under “Risk Factors” in the applicable prospectus supplement and in our filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus and such prospectus supplement.

SPECIAL NOTE REGARDING
FORWARD-LOOKING STATEMENTS

This prospectus contains, and the documents incorporated by reference herein and in any prospectus supplement hereto may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” in the applicable prospectus supplement and in our reports filed from time to time under the Securities Act and/or the Exchange Act.  We encourage you to read these filings as they are made. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the documents incorporated by reference herein and in any prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

You should rely only on the information contained, or incorporated by reference, in this prospectus, the documents incorporated by reference herein and in any prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. The securities offered under this prospectus is not being offered in any state where the offer is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front of this prospectus, or prospectus supplement or free writing prospectus, as applicable, or that any information incorporated by reference in this prospectus supplement or any prospectus supplement or free writing prospectus is accurate as of any date other than the date of the document so incorporated by reference. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities offered by this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of securities sold pursuant to that prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus:

▪	to or through one or more underwriters or dealers;

▪	directly to purchasers, or to purchasers through agents; or

▪	through a combination of any of these methods of sale.

We may distribute the securities offered hereby:

▪	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

▪	at market prices prevailing at the times of sale;

▪	at prices related to such prevailing market prices; or

▪	at negotiated prices.

We will describe the method of distribution of the securities in the applicable prospectus supplement.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of the securities). In addition, underwriters may sell securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each applicable prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may enter into agreements that provide for indemnification against certain civil liabilities, including liabilities under the Securities Act, or for contribution with respect to payments made by the underwriters, dealers or agents and to reimburse these persons for certain expenses.

We may grant underwriters who participate in the distribution of the securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution. Underwriters or agents and their associates may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with the offering of the securities, certain underwriters and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing its market price.

The underwriters in the offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Pursuant to our articles of incorporation, as amended to date, our authorized capital stock consists of 305,000,000 shares, comprised of 300,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. As of June 17, 2011, there were 244,670,850 shares of common stock and no shares of preferred stock issued and outstanding. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “ECPN.OB.”

The following description summarizes the material terms of our capital stock. This summary is, however, subject to the provisions of our articles of incorporation and bylaws. For greater detail about our capital stock, please refer to our articles of incorporation and bylaws.

Common Stock

Voting.  The holders of our common stock are entitled to one vote for each outstanding share of common stock owned by such stockholder on every matter properly submitted to the stockholders for their vote. Stockholders are not entitled to vote cumulatively for the election of directors. At any meeting of the stockholders, a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except where a larger quorum is required by law, by our articles of incorporation or by our bylaws.

Dividend Rights.  Holders of our common stock are entitled to receive ratably dividends and other distributions of cash or any other right or property as may be declared by the registrant’s Board of Directors out of our assets or funds legally available for such dividends or distributions. The dividend rights of holders of common stock are subject to the dividend rights of the holders of any series of preferred stock that may be issued and outstanding from time to time.

Liquidation Rights.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, the holders of such preferred stock may be entitled to distribution and/or liquidation preferences that require us to pay the applicable distribution to the holders of preferred stock before paying distributions to the holders of common stock.

Conversion, Redemption and Preemptive Rights.  Holders of our common stock have no conversion, redemption, preemptive, subscription or similar rights.

The transfer agent and registrar for our common stock is OTR, Inc., 1001 SW 5th Avenue, Suite 1550, Portland, Oregon 97204-1143.

Preferred Stock

The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

The board of directors has the authority, without stockholder approval, subject to limitations prescribed by law, to provide for the issuance of the shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each series and the qualifications, limitations or restrictions, including, but not limited to, the following:

▪	the number of shares constituting that series;

▪	dividend rights and rates;

▪	voting rights;

▪	conversion terms;

▪	rights and terms of redemption (including sinking fund provisions); and

▪	rights of the series in the event of liquidation, dissolution or winding up.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests.

We will set forth in a prospectus supplement relating to the series of preferred stock being offered the following items:

▪	the title and stated value of the preferred stock;

▪	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

▪	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

▪	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

▪	the procedures for any auction and remarketing, if any, for the preferred stock;

▪	the provisions for a sinking fund, if any, for the preferred stock;

▪	the provision for redemption, if applicable, of the preferred stock;

▪	any listing of the preferred stock on any securities exchange;

▪	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

▪	voting rights, if any, of the preferred stock;

▪	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;

▪	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

▪
any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

▪	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth specific terms relating to some or all of the following:

▪	the offering price;

▪	the title;

▪	any limit on the aggregate principal amount;

▪	the person who shall be entitled to receive interest, if other than the record holder on the record date;

▪	the date the principal will be payable;

▪	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

▪	the place where payments may be made;

▪	any mandatory or optional redemption provisions;

▪	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

▪
if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

▪	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

▪	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance”;

▪	any conversion or exchange provisions;

▪	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

▪	whether the debt securities will be issuable in the form of a global security;

▪	any subordination provisions, if different from those described below under “Subordination”;

▪	any deletions of, or changes or additions to, the events of default or covenants; and

▪	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

▪
issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

▪	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

▪	be registered in the name of a depositary that we will identify in a prospectus supplement;

▪	be deposited with the depositary or nominee or custodian; and

▪	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

▪	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

▪	an event of default is continuing; or

▪	the Company executes and delivers to the trustee an officers’ certificate stating that the global security is exchangeable.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

▪	will not be entitled to have the debt securities registered in their names;

▪	will not be entitled to physical delivery of certificated debt securities; and

▪	will not be considered to be holders of those debt securities under the indentures.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in this prospectus, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

▪	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

▪	the successor assumes our obligations on the debt securities and under the indenture;

▪	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

▪	certain other conditions are met.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1)	failure to pay principal of or any premium on any debt security of that series when due;

(2)	failure to pay any interest on any debt security of that series for 30 days when due;

(3)	failure to deposit any sinking fund payment when due;

(4)	failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture;

(5)	our bankruptcy, insolvency or reorganization; and

(6)	any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)
the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 90 days after the original request.

Holders may, however, sue to enforce the payment of principal or interest on any debt security on or after the due date without following the procedures listed in (1) through (3) above.

Modification and Waiver

Except as provided in the next two succeeding paragraphs, the applicable trustee and we may make modifications and amendments to the indentures (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither we nor the trustee may make any amendment or waiver without the consent of the holder of each outstanding security of that series affected by the amendment or waiver if such amendment or waiver would, among other things:

▪	change the amount of securities whose holders must consent to an amendment, supplement or waiver;

▪	change the stated maturity of any debt security;

▪	reduce the principal on any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;

▪	reduce the principal of an original issue discount security on acceleration of maturity;

▪	reduce the rate of interest or extend the time for payment of interest on any debt security;

▪	make a principal or interest payment on any debt security in any currency other than that stated in the debt security;

▪	impair the right to enforce any payment after the stated maturity or redemption date;

▪	waive any default or event of default in payment of the principal of, premium or interest on any debt security (except certain rescissions of acceleration); or

▪	waive a redemption payment or modify any of the redemption provisions of any debt security.

Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indentures:

▪	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

▪	to provide for uncertificated securities in addition to or in place of certificated securities;

▪	to provide for the assumption of our obligations to holders of any debt security in the case of a merger, consolidation, transfer or sale of all or substantially all of our assets;

▪	to make any change that does not adversely affect the legal rights under the indenture of any such holder;

▪	to comply with requirements of the Commission in order to effect or maintain the qualification of an indenture under the Trust Indenture Act; or

▪
to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee.

The consent of holders is not necessary under the indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect:

▪	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

▪
to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of certain covenants, including covenants as to payment of taxes and maintenance of corporate existence.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal and interest on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the law of the State of New York.

Regarding the Trustee

The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

Subordination

Payment on subordinated debt securities will, except as otherwise provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness (except that holders of the notes may receive and retain (i) permitted junior securities and (ii) payments made from the trust described under “Satisfaction and Discharge; Defeasance”). Any subordinated debt securities also are effectively subordinated to all debt and other liabilities, including lease obligations, if any.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness. In the event of any acceleration of subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of subordinated debt securities are entitled to receive any payment or distribution, except for certain payments made by the trust described under “Satisfaction and Discharge; Defeasance.” The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of subordinated debt securities is accelerated because of an event of default.

We may not make any payment on subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

▪
a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

▪
a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

We are not prohibited from incurring debt, including senior indebtedness, under the indenture unless otherwise provided in the indenture. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties under the indenture. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1)
all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2)	all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)	all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4)
all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

(5)
all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or other similar instrument or agreement;

(6)
all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)	any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8)
any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“permitted junior securities” means (i) equity interests in the Company; or (ii) debt securities of the Company that are subordinated to all senior indebtedness and any debt securities issued in exchange for senior indebtedness to substantially the same extent as, or to a greater extent than the notes are subordinated to senior indebtedness under the indenture.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

▪
indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities;

▪	our indebtedness to any of our majority-owned subsidiaries; or

▪	subordinated debt securities.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. We may enter into a warrant agreement with a bank or trust company, as warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

▪	the title of the debt warrants;

▪	the offering price for the debt warrants, if any;

▪	the aggregate number of the debt warrants;

▪	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

▪	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

▪	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

▪	the dates on which the right to exercise the debt warrants will commence and expire;

▪	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

▪	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

▪	information with respect to book-entry procedures, if any;

▪	the currency or currency units in which the offering price, if any, and the exercise price are payable;

▪	if applicable, a discussion of material U.S. federal income tax considerations;

▪	the antidilution provisions of the debt warrants, if any;

▪	the redemption or call provisions, if any, applicable to the debt warrants;

▪	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

▪	any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

▪	the title of the warrants;

▪	the offering price for the warrants, if any;

▪	the aggregate number of warrants;

▪	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

▪	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

▪	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

▪	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

▪	the dates on which the right to exercise the warrants shall commence and expire;

▪	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

▪	the currency or currency units in which the offering price, if any, and the exercise price are payable;

▪	if applicable, a discussion of material U.S. federal income tax considerations;

▪	the antidilution provisions of the warrants, if any;

▪	the redemption or call provisions, if any, applicable to the warrants;

▪	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

▪	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

▪	to vote, consent or receive dividends;

▪	to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

▪	to exercise any rights as stockholders of the Company.

Provisions that May Have an Anti-Takeover Effect

The Company is subject to Nevada’s Interested Stockholders Statutes (Nevada Revised Statutes 78.411-78.444) which prohibit an “interested stockholder” from entering into a “combination” with the Company for a three-year period following the time the stockholder became an interested stockholder, unless (i) the transaction is approved by the board of directors or the holders of a majority of the outstanding shares not beneficially owned by the interested party, or (ii) the interested stockholder satisfies certain fair value requirements.  Nevada law defines an interested stockholder as a beneficial owner (directly or indirectly) of 10% or more of the voting power of the outstanding shares of the Company.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to our articles of incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by the corporation laws of the State of Nevada, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549 or at the SEC’s other public reference facilities. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete and you should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, the information in documents that we file in the future will update and supersede the current information in, and incorporated by reference in, this prospectus.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than information furnished in Current Reports on Form 8-K filed under Item 2.02 or 7.01 of such form), including filings made after the date of the initial registration statement of which this prospectus is a part and prior to the effective date of such registration statement:

▪	Annual Report on Form 10-K for the fiscal year ended September 30, 2010, filed on January 13, 2011;

▪	Quarterly Reports on Form 10-Q for the three month period ended December 31, 2011, filed on February 11, 2011 and for the three month period ended March 31, 2011, filed on May 16, 2011;

▪	Current Reports on Form 8-K filed on January 26, 2011, February 11, 2011, March 28, 2011 and June 6, 2011;

▪	The description of our common stock set forth in the registration statement on Form SB-2/A filed with the SEC on July 19, 2001.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.   You may request a copy of this information at no cost, by writing or telephoning us at the following address or telephone number:

El Capitan Precious Metals, Inc.
Attention: Chief Financial Officer
15225 N. 49th Street
Scottsdale, Arizona 85254
Telephone: (602) 595-4997
Facsimile: (602) 595-4427

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement.  We have not authorized anyone else to provide you with different information.  The selling stockholders will not make an offer of these shares in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

LEGAL MATTERS

Legal matters in connection with the validity of the shares offered by this prospectus will be passed upon by Maslon Edelman Borman & Brand, LLP, of Minneapolis, Minnesota.

EXPERTS

The financial statements of El Capitan Precious Metals, Inc. as of September 30, 2010 and 2009, and for the years then ended and for the period from July 26, 2002 (inception of exploration stage) through September 30, 2010, incorporated by reference into the registration statement of which this prospectus is a part, have been included herein in reliance on the report, dated January 13, 2011, of MaloneBailey, LLP, independent registered public accounting firm, given on authority of such firm as experts in accounting and auditing.